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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K


                                 CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported):  August 25, 1995


                                 U.S.B. HOLDING CO., INC.
                  (Exact name of registrant as specified in its charter)




             DELAWARE                     1-5027             36-3197969
    (State or other jurisdiction       (Commission         (IRS Employer
    of incorporation)                  File Number)      Identification No.)



       100 Dutch Hill Road, Orangeburg, N.Y.                     10962
      (Address of principal executive offices)                 (Zip Code)


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             (Registrant's telephone number, including area code):
                               (914) 365-4600


















ITEM 2.  Acquisition or Disposition of Assets

On June 14, 1995, U.S.B. Holding Co., Inc. issued a press release announcing that a tentative agreement had been reached for the sale of the deposits of its wholly-owned subsidiary, Royal Oak Savings Bank, F.S.B. ("Royal") to Taneytown Bank & Trust Company. A current report on Form 8-K was filed with the Securities and Exchange Commission on June 26, 1995. The structure of the transaction has since changed. Under the revised transaction, the stock of Royal will be sold to Monocacy Bancshares, Inc., parent company of Taneytown Bank & Trust Company. Certain assets and liabilities of Royal, principally the investment and loan portfolios aggregating $24 million and $25 million, respectively, at July 31, 1995, will be excluded from the transaction. Substantially all deposits, approximating $40 million at July 31, 1995, loan servicing rights and certain other assets and liabilities will be retained by Royal, as well as cash to be deposited by U.S.B. Holding Co., Inc. or its wholly-owned subsidiary, Union State Bank, to fund the deposits and liabilities, less assets retained. The definitive agreement for the sale of all common stock of Royal was signed on August 25, 1995.
A copy of the press release announcing the signing of the definitive agreement is filed as Exhibit 99 hereto.

ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

    (c) Exhibits. The following exhibit is filed as part of this Current Report on Form 8-K:

         Description                                     Exhibit_No.
         Press Release of U.S.B. Holding
         Co., Inc. issued September 1, 1995                  99

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                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    U.S.B. HOLDING CO., INC.



                                    By:  S/Steven_T._Sabatini
                                         Steven T. Sabatini
                                         Executive Vice President, Finance
                                         and Chief Financial Officer

Date:  September 1, 1995


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                             EXHIBIT_INDEX



  Exhibit_No.                 Description                Sequential_Page_No.

      99                 Press Release of U.S.B.                  5
                         Holding Co., Inc. issued
                         September 1, 1995

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FOR IMMEDIATE RELEASE                        FOR RELEASE TO THE PRESS

SEPTEMBER 1, 1995

                                   Contact:  Mr. Thomas E. Hales,
                                             Chairman
                                             (914) 365-4600



                 U.S.B. HOLDING CO., INC. ANNOUNCES SALE OF ITS
                            MARYLAND SUBSIDIARY BANK



Orangeburg, NY - Mr. Thomas E. Hales, Chairman of the Board, U.S.B. Holding Co., Inc., parent company of the Rockland/Westchester-based Union State Bank, announced today that an agreement was signed on August 25, 1995, to sell its Maryland subsidiary Bank. Subject to regulatory approvals, Royal Oak Savings Bank, FSB, will be sold to Monocacy Bancshares, Inc., parent company of Taneytown Bank and Trust Company, Taneytown, Maryland. The tentative sales price of $7.6 Million is based on the level of deposits and certain other assets and liabilities to be sold at the date of closing. This transaction is expected to be completed by year-end 1995.

Royal Oak Savings Bank was formed by the merger of two former Maryland banks in 1991 by U.S.B. Holding co., Inc. Royal Oak's offices are located in Randallstown and Eldersburg, MD. Royal Oak had $53 Million in assets as of July 31, 1995.

Mr. Hales commented that although the Maryland franchise had been profitable from the first year of its chartering, the gain resulting from its sale will best serve in supporting other initiatives of the Holding Company and its primary subsidiary, Union State Bank.